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                       ADVISORY AGREEMENT


              ALLIANCE GROWTH AND INCOME FUND, INC.
                   1345 Avenue of the Americas
                    New York, New York 10105

                                                    July 22, 1992

Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We herewith confirm our agreement with you as follows:

         1.   We are an open-end, diversified management

investment company registered under the Investment Company Act of

1940 (the "Act").  We are engaged in the business of investing and reinvesting our assets in securities of the type and in

accordance with the limitations specified in our Articles of

Incorporation, By-Laws, Registration Statement filed with the

Securities and Exchange Commission under the Security Act of 1933 and the Act, and any representations made in our Prospectus and

Statement of Additional Information, all in such manner and to such extent as may from time to time be authorized by our

Directors.  We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

         2.   (a)  We hereby employ you to manage the investment

and reinvestment of our assets as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.




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              (b)  You will make decisions with respect to all

purchases and sales of our portfolio securities.  To carry out such decisions, you are hereby authorized, as our agent and

attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets.  In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full

discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

              (c)  You will report to our Directors at each

meeting thereof all changes in our portfolio since the prior report, and will also keep us in touch with important

developments affecting our portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our

portfolio, the industries in which they engage, or the conditions prevailing in the economy generally.  You will also furnish us with such statistical and analytical information with respect to our portfolio securities as you may believe appropriate or as we reasonably may request.  In making such purchases and sales of securities, you will bear in mind the policies set from time to




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time by our Directors as well as the limitations imposed by our

Articles of Incorporation and our Registration Statement under the Act and the Securities Act of 1933, the limitations in the

Act and of the Internal Revenue Code in respect of regulated investment companies and our investment objective, policies and restrictions.

              (d)  It is understood that you will from time to

time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you.  No obligation may be incurred on our behalf in any such respect.  During the continuance of this agreement at our request you will provide to us persons

satisfactory to our Directors to serve as our officers.  You or your affiliates will also provide persons, who may be our

officers, to render such clerical, accounting and other services to us as we may from time to time request of you.  Such personnel may be employees of you or your affiliates.  We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of our portfolio securities shall be for your account.  Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.  Furthermore, you or your




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affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office

facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject to the requirements of any regulatory authority to which you may be subject.  You or your affiliates

(other than us) shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and other reports to shareholders and fees related to registration with the

Securities and Exchange Commission and with state regulatory authorities).

         3.   It is further agreed that you shall be responsible

for the portion of our net expenses (except interest, taxes,

brokerage, distribution service fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act, and

extraordinary expenses, all to the extent permitted by applicable state law and regulation) incurred by us during each of our

fiscal years or portion thereof that this agreement is in effect between us which in any such year exceeds the limits applicable under the laws or regulations of any state in which our shares are qualified for sale (reduced pro rata for any portion of less than a year).  We hereby confirm that, subject to the foregoing,




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we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) custody,

transfer and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing

expenses; (e) clerical, accounting and other office costs;

(f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of our existence as a corporation; (i) interest charges, taxes,

brokerage fees and commissions; (j) costs of stationery and

supplies; (k) expenses and fees related to registration and

filing with the Securities and Exchange Commission and with state regulatory authorities; and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

         4.   We shall expect of you, and you will give us the

benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect you against any liability to us or




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to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

         5.   In consideration of the foregoing we will pay you a

fee at the annual rate of .625 of 1% of the first $200 million,

 .50 of 1% of the excess over $200 million up to $400 million and

 .45 of 1% of the excess over $400 million of the average daily value of our net assets.  Such fee shall be accrued by us daily and shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month.  Your reimbursement, if any, of our expenses as provided in paragraph 3 hereof, shall be estimated and paid to us monthly in arrears, at the same time as our payment to you for such month.  Payment of the advisory fee will be reduced or postponed, if necessary, with any adjustments made after the end of the year.

         6.   This agreement shall become effective on the date

hereof and shall remain in effect until October 31, 1993 and thereafter for successive twelve-month periods (computed from each November 1) provided that such continuance is specifically approved at least annually by our Directors or by majority vote of the holders of our outstanding voting securities (as defined in the Act), and, in either case, by a majority of our Directors who are not parties to this agreement or interested persons, as defined in the Act, of any such party (other than as directors of




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our corporation) provided further, however, that if the

continuation of this agreement is not approved, you may continue to render to us the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.  Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof.  This agreement may be terminated at any time,

without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our Directors on sixty days' written notice to you,

or by you on sixty days' written notice to us.

         7.   This agreement may not be transferred, assigned,

sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you.  The terms "transfer", "assignment" and "sale" as used in this

paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or

regulations promulgated by the Securities and Exchange Commission thereunder.



         8.   (a)  Except to the extent necessary to perform your

obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of Alliance Capital Management Corporation,




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general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation,

firm, individual or association.

         (b)  You will notify us of any change in the general

partners of your partnership within a reasonable time after such change.

         If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.

                                  Very truly yours,

                                  Alliance Growth and Income
                                    Fund, Inc.


                                  By  /s/ David H. Dievler
                                    ____________________________
                                          David H. Dievler
                                             Chairman
Accepted: July 22, 1992

Alliance Capital Management L.P.

By Alliance Capital Management Corporation,
  General Partner

By  /s/ John D. Carifa
  _______________________________
     John D. Carifa
     Executive Vice President






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